Exhibit 31.2

CERTIFICATIONS

I, Timothy S. Hart, certify that:

1.       I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A for the period ended June 30, 2021 of MediXall Group, Inc.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: October 20, 2021	/s/ Timothy S. Hart
Timothy S. Hart
Chief Financial Officer (principal financial officer)